Exhibit 10.50

META GROUP, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is dated as of November 5, 2004 (the “Effective Date”) by and between CD Hobbs (“Executive”) and META Group, Inc., a Delaware corporation, and any of its subsidiaries, divisions and affiliates, and its and their predecessors, successors and assigns (the “Company”).

1.                                       Duties and Scope of Employment.

(a)                                  Position.  As of the Effective Date, Executive will serve as President and Chief Operating Officer of the Company.  In such capacity he will report to and be subject to the direction and control of the Company’s Board of Directors (the “Board”). Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by the Board.  The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b)                                 Obligations to the Company.  Executive agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the terms hereof.  During the term of Executive’s employment relationship with the Company, Executive further agrees that he will devote all of his business time and attention to the business of the Company, he will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Board, and he will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.  Nothing in this Agreement will prevent Executive from accepting speaking engagements in exchange for honoraria, from serving on boards of charitable organizations (with prior Board consent), or from investing in other businesses provided he is not actively participating in any such business as a director, employee, independent contractor, partner, principal, agent or otherwise, and provided further that any such business is not competitive with the business conducted by the Company (as conducted now or during the term of Executive’s employment), and except as noted above with respect to boards of charitable organizations no consent from the Board shall be required for any such activities.  Executive agrees that if a corporation on whose board he serves subsequently commences a business that is competitive with the business conducted by the Company, Executive shall notify the Board, following which Executive shall resign from that board if requested to do so by the Board.  Executive will comply with and be bound by the Company’s operating policies, procedures and practices from time to time in effect during the term of Executive’s employment.

2.                                       Compensation.  For the duties and services to be performed by Executive hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, bonuses stock and other benefits described below in this Section 2 during the Employment Term.

(a)                                  Salary.  Executive shall initially receive a monthly salary of $25,000, $300,000 on an annualized basis (the “Base Salary”), payable in two equal payments per month pursuant to the Company’s normal payroll practices.  The Base Salary shall be deemed to have commenced on October 18, 2004 and shall be reviewed annually by the Company’s Board of Directors or its Compensation Committee, and any change will be effective as of the date determined appropriate by the Board or its Compensation Committee.

(b)                                 Bonus.  Within three months of the Effective Date, the Company shall establish a bonus structure for Executive.  The bonus shall be appropriate in structure and amount, in the Company’s good faith judgment, for someone in Executive’s position with the Company.

(c)                                  Stock.  On the Effective Date, the Board shall grant to Executive 50,000 shares of Common Stock pursuant to the Company’s 2004 Stock Plan, plus a one-time cash gross-up for federal (not state) income tax purposes on such grant.  Executive shall be responsible for the payment of applicable withholding taxes on such grant.

(d)                                 Executive Benefits.  Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any medical insurance plans, 401(k) plans, deferred compensation plans, life insurance plans, vacation, retirement or other Executive benefit plans which are generally available to executives of the Company or are available to senior executives or a select group of executives of the Company and which may be in effect from time to time during Executive’s employment with the Company.  The Company shall be under no obligation to institute or continue the existence of any Executive benefit plan described herein and may from time to time amend, modify or terminate any such Executive benefit plan.

(e)                                  Reimbursement of Expenses.  Executive shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

3.                                       Nature of Employment.

(a)                                  At-Will Employment.  Executive’s employment with the Company shall at all times be “at will,” which means that either Executive or the Company may terminate Executive’s employment at any time, for any or no reason, with or without cause, subject only to the specific provisions of this Agreement.  Any contrary representations that may have been made or may be made to Executive at any time shall be superseded and governed by this Section 3.  This Employment Agreement shall constitute the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s employment, which may only be changed in an express written agreement signed by Executive and a duly authorized officer of the Company.

(b)                                 Termination.  The Company may terminate Executive’s Employment at any time and for any or no reason, and with “Cause” or “Without Cause,” by giving Executive notice in writing.  Executive may terminate his Employment at any time by giving the Company notice in writing.  Executive’s Employment shall terminate automatically in the event of his death.

(c)                                  Termination of Agreement.  This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.  The termination of this Agreement shall not limit or otherwise affect any of Executive’s obligations under Section 8 or the Company’s obligations under Sections 10 and 11.

4.                                       Termination Benefits.  Executive shall be entitled to receive benefits upon termination of his employment by the Company only as set forth in this Section 4 (and, to the extent applicable, as set forth in Section 2).  Executive’s entitlement to such termination benefits shall be conditioned upon Executive’s execution and delivery to the Company of (i) a general release of all claims (the “Release”) and (ii) a resignation from all of Executive’s positions with the Company and its affiliates.

(a)                                  Termination Following a Change of Control or After an Involuntary Termination.  If (A) the Company terminates Executive’s employment without Cause within six months following the consummation of a Change of Control or (B) Executive resigns from all positions of employment with the Company not less than three months and not more than six months following the consummation of a Change of Control, or (C) Executive resigns from all positions of employment with the Company after an Involuntary Termination prior to or within six months following the consummation of a Change of Control, Executive shall be entitled to receive the following severance benefits:

(i)                                     The Company shall continue to pay Executive his Base Salary for a period of eight (8) months following the termination date.  Each payment will be reduced by applicable income and employment taxes and will be paid on the Company’s regular payroll dates, commencing with the first regular payroll date following the effective date of the Release (as determined in that agreement).  In addition, the Company shall make a lump sum payment to Executive equal to the target bonus for the fiscal year in which the termination occurs, prorated for the number of days during such year in which the Company employed Executive.  Such payment shall be reduced by applicable income and employment taxes and shall be made within fifteen (15) business days of the effective date of the Release.

(ii)                                  Provided Executive timely and accurately elects to continue his group medical insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Executive for the costs of Executive’s group medical insurance premiums for himself and his dependents under COBRA for the eight (8) month period immediately following his termination; thereafter, Executive may continue such coverage at his own expense in accordance with the Company’s standard policies.

(b)                                 Voluntary Termination.  If Executive’s employment terminates by voluntary termination for any reason (other than in a situation provided for in Section 4(a)(B) or 4(a)(C) above), then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive’s termination of employment plus the amount of Executive’s target bonus for the fiscal year in which the termination occurs to the extent that the bonus has been earned as of such date, as determined by the Board or its Compensation Committee based upon the specific corporate and individual performance targets established for such fiscal year.  If such targets have not been established for the fiscal year in which the termination occurs, Executive will receive the amount of his target bonus for that year, prorated for the number of days during such year in which the Company employed Executive.  In addition, Executive’s benefits will be continued under the Company’s then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law.

(c)                                  Termination by Reason of Death or Disability.  If Executive’s employment with the Company terminates as a result of Executive’s death or Disability (as defined in Section 7 below), Executive or Executive’s estate or representative will receive all salary and unpaid vacation accrued as of the date of Executive’s death or Disability and any other benefits payable under the Company’s then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.  In addition, Executive’s estate or representative will receive the amount of Executive’s target bonus for the fiscal year in which the death or Disability occurs, prorated for the number of days during such year in which the Company employed Executive.

(d)                                 Termination for Cause.  If Executive’s employment is terminated for Cause, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive’s termination of employment and Executive’s benefits will be continued under the Company’s then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law.

(e)                                  No Other Rights.  Except as set forth in Section 4 herein, Executive shall not be entitled to any severance benefits upon the termination of his employment.

5.                                       Definition of Cause.  For purposes of this Agreement, “Cause” for Executive’s termination will exist at any time after the happening of one or more of the following events, in each case as determined in good faith by the Board of:

(a)                                  Executive’s (i) willful misconduct or gross negligence in performance of his duties hereunder, or (ii) refusal or failure to comply with the legal directives of the Board so long as such directives are not inconsistent with Executive’s position and duties, which is not remedied (if remediable) within twenty (20) working days after written notice from the Board, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

(b)                                 Executive’s deliberate attempt to do an injury to the Company;

(c)                                  Executive’s conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or

(d)                                 Executive’s material breach of any material provision of the Company’s Confidentiality Agreement (as more fully described in Section 8), including without limitation, Executive’s theft or other misappropriation of the Company’s proprietary information.

6.                                       Definitions of Involuntary Termination and Change of Control.

(a)                                  For purposes of this Agreement, if Executive terminates his employment with the Company within thirty (30) days after the occurrence of any of the following events, to which Executive has not expressly consented in writing, such termination shall be treated as an “Involuntary Termination”: (a) any reduction in Executive’s Base Salary except as part of a general salary reduction applicable to all of the Company’s executive officers; (b)  a material reduction or change in job duties, responsibilities and requirements inconsistent with Executive’s current or prior positions with the Company and Executive’s current or prior duties and responsibilities; or (c) a relocation of Executive to a facility or location more than fifty (50) miles from the address of the Company’s headquarters office as of the Effective Date.  For the avoidance of doubt, it is acknowledged and agreed that Involuntary Termination for purposes of Section 6(b) above shall be deemed not to have occurred in the event Executive ceases being President and Chief Operating Officer and returns to his job as constituted immediately prior to his appointment as such in October 2004.

(b)                                 For purposes of this Agreement, “Change of Control” shall mean (a) the purchase by a third party or series of related purchases by a third party of fifty percent (50%) or more of the Company’s outstanding stock or securities, or (b) an acquisition or transfer of all or substantially all of the assets or business of the Company to a third party.  A reincorporation of the Company or other corporate reorganization (such as the assignment of this Agreement to a subsidiary of the Company) shall not be a Change of Control of the Company hereunder.

7.                                       Definition of Disability.  For purposes of this Agreement, “Disability” shall mean that Executive has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Executive or to Executive’s legal representative (with such agreement on acceptability not to be unreasonably withheld).

8.                                       Confidentiality Agreement.  Executive has signed an Employee Noncompetition, Nondisclosure and Developments Agreement dated September 14, 2003 (the “Confidentiality Agreement”).  Executive hereby agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive’s employment relationship with the Company.

9.                                       Conflicts.  Executive represents that his performance of all the terms of this Agreement will not breach any other agreement to which Executive is a party.  Executive has not and will not during the term of this Agreement enter into any oral or written agreement conflicting with any provision of this Agreement.  Executive further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

10.                                 Successors.

(a)                                  Company’s Successors.  This Employment Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets.  For all purposes under this Employment Agreement, the term “Company” shall include any successor to the Company’s business and/or assets, which becomes bound by this Employment Agreement.

(b)                                 Executive’s Successors.  This Employment Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

11.                                 Indemnification.  The Company will indemnify Executive to the maximum extent permitted by law and the Company’s Bylaws for actions taken in connection with his employment as the Company’s President and Chief Operating Officer.

12.                                 Miscellaneous Provisions.

(a)                                  No Duty to Mitigate.  Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Executive may receive from any other source.

(b)                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the parties.

(c)                                  Sole Agreement.  This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(d)                                 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)                                  Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflict of laws.

(f)                                    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(h)                                 Arbitration.   Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in Stamford, Connecticut in accordance with the rules of the American Arbitration Association applicable to commercial arbitration by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply Connecticut law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.  This Section 12(h) shall not apply to the Confidentiality Agreement.

(i)                                     Advice of Counsel.  Each Party to this Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting of preparation hereof.

The parties have executed this Agreement as of the date first written above.

META GROUP, INC.

By:	/s/ John W. Riley

Title:	Vice President – Chief Financial Officer

Address:	c/o META Group, Inc.

208 Harbor Drive, Stamford, CT 06912

CD HOBBS

Signature:	/s/ CD Hobbs

Address:	c/o META Group, Inc.

208 Harbor Drive, Stamford, CT 06912

META GROUP, INC.
STOCK GRANT NOTICE
(2004 Stock Plan)

META Group, Inc. (the “Company”), pursuant to its 2004 Stock Plan (the “Plan”), hereby grants to the participant under the Plan (the “Participant”) 50,000 shares of the Company’s common stock (the “Common Stock”) (the “Award”). This Award is subject to all of the terms and conditions as set forth in this Stock Grant Notice (the “Grant Notice”), the attached Stock Agreement, and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:	CD Hobbs
Date of Grant:	11/5/04

Number of Shares Subject to Award:	50,000

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to the terms and conditions of this Grant Notice, the Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements relating thereto.

META Group, Inc.		Participant:

By:	/s/ John W. Riley	By:	/s/ CD Hobbs
Signature			Signature

Title:		Date:	November 5, 2004
Vice President – Chief Financial Officer

Date:	November 5, 2004

Attachment I: Stock Agreement

Attachment II: 2004 Stock Plan

Attachment III: Spousal Consent

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ATTACHMENT I

META GROUP, INC.
2004 STOCK PLAN
STOCK AGREEMENT

THIS STOCK AGREEMENT (the “Agreement”), dated November 5, 2004, is entered into by and between CD Hobbs (“Participant”) and META Group, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has adopted the META Group, Inc. 2004 Stock Plan (the “Plan”), which provides, among other things, for awards of stock to the Company’s Employees, Consultants and Directors; and

WHEREAS, Participant is currently serving as an Employee of the Company; and

WHEREAS, the Company desires to grant Participant shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”), pursuant to the provisions of the Plan.

NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.                                       Definitions.

Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same meanings ascribed to them in the Plan.

2.                                       Grant of Shares.

The Company hereby grants to Participant, pursuant to the terms of the Stock Grant Notice (the “Grant Notice”) and this Agreement (collectively, the “Award”), the number of shares of Common Stock indicated in the Grant Notice (the “Shares”).

The Award of the Shares shall be consummated as follows:

2.1                                 Participant executes the Grant Notice, along with such additional documents as the Company may then require.

2.2                                 Participant shall deliver to the Company a signed spousal consent substantially in the form attached hereto as Attachment III.

3.                                       Award not a Service Contract.

The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on the Company or an Affiliate to continue Participant’s employment or service. In addition, nothing in the Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, officers or Employees to continue any relationship that Participant may have as an Employee or Director of, or a Consultant to, the Company or an Affiliate.

4.                                       Withholding Obligations.

4.1                                 At the time the Award is granted, or at any time thereafter as requested by the

Company, Participant authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award.

4.2                                 Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for any of the Shares.

5.                                       Representations.

Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6.                                       Notices.

Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address provided by Participant to the Company.

7.                                       Survival of Terms.

This Agreement shall apply to and bind Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8.                                       Amendments.

This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

9.                                       Miscellaneous.

9.1                                 The rights and obligations of the Company under Participant’s Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

9.2                                 Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

9.3                                 Participant acknowledges and agrees that he or she has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

9.4                                 This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.                                 Governing Plan Document.

The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of Participant’s  Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control.  Participant represents that he or she has read this

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Agreement, the Grant Notice and the Plan, and is familiar with their terms and provisions. Participant hereby agrees the Committee has full authority to interpret and construe the terms of this Agreement and that the determination of the Committee as to any such matter of interpretation or construction is final, binding and conclusive.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

META GROUP, INC.		CD HOBBS

By:	/s/ John W. Riley	By:	/s/ CD Hobbs
Signature			Signature

Name:	John W. Riley

Title:	Vice President – Chief Financial Officer

[SIGNATURE PAGE TO STOCK AGREEMENT]

ATTACHMENT II
2004 STOCK PLAN

(Previously filed as Exhibit 10.46 of the Company’s Form S-8 filed with the Securities and Exchange Commission on October 5, 2004).

ATTACHMENT III

SPOUSAL CONSENT

I, Lori Hobbs, spouse of CD Hobbs, have read and hereby approve the META Group, Inc. (the “Company”) Grant Notice, dated November 5, 2004, and all attachments thereto (the “Agreement”).  In consideration of the granting of securities to my spouse as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement, or any securities issued thereunder, under the community property laws or similar laws relating to marital property in effect in our state of residence as of the date of execution of the Agreement.

Dated:	November 5, 2004	Signature:	/s/ Lori Hobbs